SAUER INC.
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                                 PRESS RELEASE


FOR IMMEDIATE RELEASE
SATURDAY, JANUARY 22, 2000


                           SAUER INC. AND DANFOSS A/S
                      ANNOUNCE DEFINITIVE MERGER AGREEMENT


o    Merger to create world's largest focused mobile hydraulics company
o    Combined annual revenues of $840 million
o    Merger strengthens company's global presence in U.S., Europe and East Asia
o    Merger strengthens company's product line
o    Transaction expected to be accretive to EPS in 2001
o    Transaction expected to close during second quarter of 2000


AMES, IOWA January 22, 2000 -- The Board of Directors of Sauer Inc. (NYSE: SHS) and Danfoss A/S, today announced that they have approved the merger of Sauer Inc. and Danfoss Fluid Power A/S, a Danish manufacturer of hydraulics products, which is wholly owned by Danfoss A/S. The merger will create the world's largest focused mobile hydraulics company. Sauer Inc. will be renamed Sauer-Danfoss Inc. For the twelve-month period ended December 31, 1999, Sauer-Danfoss Inc. would have had forecasted combined revenues of $840 million and combined EBITDA of $120 million.

Under the terms of the merger, all Danfoss Fluid Power A/S stock will be exchanged for 16.2 million shares of Sauer common stock, with a value of approximately $179 million, based on Thursday's closing stock price of $11.06. After the completion of the merger, the combined company will have approximately 46 million shares outstanding, on a fully diluted basis. It is expected that approximately $80 million of Danfoss' debt will be assumed by Sauer. The transaction is expected to be tax-free to the shareholders of both companies and accretive to earnings in 2001. The merger is subject to the approval of Sauer's shareholders, regulatory approval and other customary closing conditions, and is expected to close in the second quarter of 2000. Credit Suisse First Boston acted as financial advisor to Sauer Inc. in this transaction.

Merger Creates a Formidable Global Force
The combined company, with over 6,200 employees, 18 factories on 3 continents, will enjoy a prominent global position in the mobile hydraulics industry. Sauer-Danfoss Inc. will have more than 300 sales and service locations that will enable the company to provide its customers with worldwide state-of-the-art integrated hydraulic systems and services for their mobile off-highway vehicles. Major customers of Sauer and Danfoss Fluid Power are the leading global and regional original equipment manufacturers ("OEM") of vehicles for agricultural, road building, construction, turf care, forestry and municipal applications.

Additionally, the merger brings together a comprehensive line of products with Danfoss Fluid Power in the areas of steering and work function hydraulics and Sauer in propel and electrohydraulic controls. The

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            AMERICAN OFFICE: 2800 East 13th Street, Ames, Iowa 50010
                 EUROPEAN OFFICE: Krokamp 35, D-24539 Neumunster
         SAUER INC. IS THE PARENT COMPANY OF THE SAUER-SUNDSTRAND GROUP


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availability of a wider range of products will position Sauer-Danfoss Inc. to take advantage of industry trends as OEM customers are increasingly consolidating their supplier base.

The combined company's headquarters will be in Ames/Iowa, USA, Neumunster, Germany, and Nordborg, Denmark, and will be operated by an experienced management team led by Klaus Murmann, current chairman and chief executive officer of Sauer, who will become chairman. Jorgen Clausen, current chief executive officer of Danfoss will become vice chairman of the newly formed company. Additionally, David Pfeifle of Sauer will become chief executive officer and Neils Erik Hansen of Danfoss Fluid Power will serve as executive vice president and chief operating officer. The proposed 10-person board will include three representatives from Sauer, three from Danfoss, the chief executive officer and three independent directors.

Klaus Murmann, chairman and chief executive officer of Sauer, commented, "Sauer and Danfoss share the same goals for the future. With over 70 years of combined experience, there is a common understanding of the unique dynamics of this market. We have known each other for over three decades and there is a high degree of mutual respect between the companies. We believe that the similarities of our cultures will assist in the integration process between the two companies."

While the immediate financial implications of the merger will be impacted by the current decline in the market environment, the company believes that the merger will put them on a growth path in 2000. Although the transaction is not anticipated to close until sometime in the second quarter, we would expect full year proforma combined forecasted sales of $840 million in 1999, to increase by 5% to 8% in 2000.

"We are extremely optimistic about the possibilities this will bring to Sauer-Danfoss Inc., our customers and our shareholders. By joining forces, Sauer and Danfoss will benefit from improved capital and operational resources, enabling us to compete more effectively within the markets we serve. The synergies that we anticipate from this merger include improved purchasing and operating efficiencies and we expect that it will enhance our future profitability. Additionally, both companies have strong track records of innovation and superior customer service. Together, we will offer our customers the most focused product line under one roof," concluded Murmann.

Jorgen Clausen, chief executive officer of Danfoss, stated, "This combination with Sauer brings Danfoss shareholders an interest in a well-managed company with a proven record of performance. The Danfoss management team is extremely enthusiastic about the strategic combination of the businesses and is dedicated to the creation of a value-added product provider for our collective customers and shareholders."

There will be a conference call Monday, January 24, 2000 at 10:00 a.m. Eastern Time to discuss this announcement. To participate in the call from the United States, dial in on 1-888-455-9672. International participants should call +1-712-257-2274. The pass code for this call is "Sauer-Danfoss." For a conference call replay, available until midnight January 28, 2000, please dial 1-888-566-0673 from the United States. International callers can access the replay by dialing +1-402-998-0751.

Danfoss Fluid Power A/S, a Danish manufacturer of hydraulics products, which is wholly owned by Danfoss A/S, is a worldwide leader in the design and production of technically sophisticated mobile hydraulics with engineering and manufacturing facilities in Denmark, the United States and Poland, and headquarters in Nordborg, Denmark. The company employs approximately 2,500 people, with sales of about $300 million, accounting for 16% of the Danfoss group sales. More details online at www.danfoss.com.


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            AMERICAN OFFICE: 2800 East 13th Street, Ames, Iowa 50010
                 EUROPEAN OFFICE: Krokamp 35, D-24539 Neumunster
         SAUER INC. IS THE PARENT COMPANY OF THE SAUER-SUNDSTRAND GROUP


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Sauer is a worldwide leader in the design, manufacture and sale of engineered hydraulic systems and components for use primarily in applications of off-highway mobile equipment. Sauer, with approximately 3,700 employees worldwide and sales of about $540 million, has manufacturing and engineering capabilities in Europe, the United States and China, and headquarters in both Neumunster, Germany and Ames, Iowa. Sauer's common stock is listed on the New York Stock Exchange under the symbol SHS and on the Frankfurt Exchange under the symbol SAR. More details online at www.sauer.com.

This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The company's reports filed with the Securities and Exchange Commission provide a more detailed description of these risks and uncertainties.

For further information please contact:

Kenneth D. McCuskey
Treasurer and Secretary
Sauer Inc.
Ames, Iowa, USA
(515) 239-6364








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            AMERICAN OFFICE: 2800 East 13th Street, Ames, Iowa 50010
                 EUROPEAN OFFICE: Krokamp 35, D-24539 Neumunster
         SAUER INC. IS THE PARENT COMPANY OF THE SAUER-SUNDSTRAND GROUP